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                                                                    Exhibit 10.4

                              EMPLOYMENT AGREEMENT


          This EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into as of April 10, 2000, effective for all purposes and in all respects as of April 10, 2000 (the "Commencement Date") between INFORMATION VENTURES LLC, a Delaware corporation (the "Company"), and Jay Nadler (the "Executive").

                                R E C I T A L S:
                                ----------------

          WHEREAS, the Company recognizes that the future growth, profitability and success of the Company's business will be substantially and materially enhanced by the employment of the Executive by the Company; and

          WHEREAS, the Company desires to employ the Executive and the Executive has indicated his willingness to provide his services, on the terms and conditions set forth herein.

          NOW, THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

          Section 1. EMPLOYMENT.

          (a) DUTIES. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment with the Company, on the terms and subject to the conditions hereinafter set forth and subject to the terms and conditions imposed on the Executive by the Employment Agreement and Restrictive Covenants, dated January 1, 1998, between the Executive and TFS Database Group, as the same may be amended, superseded, modified or replaced (the "Ancillary Agreement"). Subject to the terms and conditions contained herein, the Executive shall serve as President of CorporateInteligence.com, a wholly owned subsidiary of the Company ("CI.com"), or in any other senior executive capacity designated by the Company and, as agreed to in writing by the Executive. In such capacity, the Executive shall report to the Chief Executive Officer of the Company (the "CEO") and shall have such duties as are typically performed by a President of a corporation, together with such additional duties, commensurate with the Executive's position as President of a subsidiary of the Company, as may be assigned to the Executive from time to time by the CEO or Board of Directors of the Company (the "Board of Directors").

          (b) LOCATION. The principal location of the Executive's employment initially shall be in the greater New York



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metropolitan area. The Executive understands and agrees that he may be required to travel for business reasons.

          Section 2. TERM. Unless terminated pursuant to Section 6 hereof, the Executive's employment hereunder shall commence on the date hereof and shall continue during the initial period ending on the second anniversary of the date hereof (the "Initial Term"). Thereafter, the Executive's term of employment shall extend automatically for consecutive periods of one (1) year unless either party shall provide notice of nonrenewal not less than one hundred and twenty
(120) days prior to the end of the Employment Term. The Initial Term, together with any extension pursuant to this Section 2, is referred to herein as the "Employment Term". In the event that the Company fails to renew the Employment Term by providing a notice of nonrenewal to the Executive, the Company shall permit the Executive to spend time, during the normal working hours of such one hundred and twenty (120) day period, pursuing future employment or similar opportunities and such actions on the part of the Executive shall not be a breach or violation of this Agreement; provided, that such endeavors by the Executive do not materially interfere with the Executive's duties hereunder or violate any of the provisions of Section 7 herein.

          Section 3. Compensation.

          (a) SALARY. As compensation for the performance of the Executive's services hereunder, the Company shall pay to the Executive a salary (the "Salary") of $250,000 per annum, increased as of January 1 of each calendar year during the Employment Term (beginning on January 1, 2001) by the then-current inflation rate as reflected by the Consumer Price Index for Urban Wage Earners and Clerical Workers for the New York Metropolitan Area, as published by the Bureau of Labor Statistics of the U.S. Department of Labor. The Salary shall be payable in accordance with the payroll practices of the Company as the same shall exist from time to time for its senior executive employees. In no event shall the Salary be decreased during the Employment Term.

          (b) BONUS PLAN. The Executive shall be eligible to receive an annual cash bonus ("Bonus") in an amount up to 50% of the Salary, based upon meeting performance goals for each calendar year during the Employment Term. Such performance goals shall be mutually determined by the Executive, on the one hand, and the CEO or the Board of Directors, on the other hand. Bonus amounts shall be paid on or before April 1 of the year immediately following the end of the calendar year to which the Bonus relates. In the event of a termination of employment pursuant to Section 6(a), (b), (e), (f) or (g) below, the Company


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shall pay to the Executive or the Executive's estate a prorated portion, through the date of termination and assuming the maximum performance of the goals for the entire calendar year, of the Bonus for the calendar year in which such termination occurs. In the event of such termination of employment, the prorated Bonus amount shall be paid no later than three (3) months following such termination. For all purposes hereof, it is understood and agreed that the Executive need not be employed by the Company at the time that a Bonus amount is to be paid.

          (c) BENEFITS. In addition to the Salary and Bonus, if any, the Executive shall be entitled to participate in health, insurance, pension and other benefits provided to other senior executives of the Company on terms no less favorable than those available to such senior executives of the Company. The Executive shall also be entitled to the same number of vacation days, holidays, sick days and other benefits as are generally allowed to other senior executives the Company.

          (d) STOCK OPTIONS. On the April 25, 2000, the Company shall grant to Executive options to purchase 100,000 shares of the common stock of the Company, par value $0.01 per share (the "Common Stock") (the option to purchase any one share of Common Stock hereafter referred to as an "Option"). Each Option shall have an exercise price equal to the fair market value of one share of Common Stock as of its respective date of grant. The Options shall be unexercisable until vested. The Options shall vest and become exercisable at the rate of 25% per year at the end of each full year after the grant date, provided Executive is then employed. The Options shall be granted pursuant to the Information Holdings Inc. 1998 Stock Option Plan (the "Option Plan") and shall be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Section 422"), to the maximum extent allowed under Section
422. The Options shall have such other terms and conditions (including accelerated vesting) as are set forth in the Stock Option Agreement attached hereto as Exhibit A.

          (e). RELOCATION EXPENSES; TEMPORARY LIVING EXPENSES. Upon submission of properly documented receipts, the Company shall reimburse Executive for (i) reasonable moving costs in connection with Executive's relocation of himself and his family from Maryland to a location near the Company's main headquarters in the greater New York City metropolitan area prior to the date that is six months from the Commencement Date, (ii) reasonable costs for trips to the greater New York City metropolitan area to search for a residence, (iii) reasonable real estate commissions and other closing costs and related expenses with respect to the sale of Executive's current residence in Maryland in connection with or following such


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relocation and (iv) reasonable closing costs on a new residence in the greater
New York City metropolitan area, including up to two points on a new mortgage. In addition, for a period of six months from the Commencement Date or until Executive relocates his family to such location, if earlier, the Company shall reimburse Executive for the reasonable costs of temporary housing in such New York location and reasonable travel between Maryland and such location for the purpose of visiting his family. Such reimbursement for temporary housing and reasonable travel shall not exceed $20,000 and shall be subject to submission of properly documented housing and travel receipts. If all or any portion of the amounts payable to or on behalf of the Executive under this Section 3(e) (the "Reimbursed Amounts") is subject to income tax payable by the Executive (after taking into account whether any such amounts are legally permissible income tax deductions to the Executive), the Company shall pay to the Executive an additional amount (the "Gross-up Amount") to the extent necessary to place the Executive in the same after-tax position as he would have been in had the Reimbursed Amounts not been subject to income tax. The determination of the Gross-up Amount shall be made by the Company's regular accounting firm and the computation supporting such determination shall be submitted to the Executive. If the Executive does not dispute such determination within fifteen (15) days after receipt of the computation from the Company, then the Company shall make payment of the Gross-up Amount within five (5) days of the conclusion of such fifteen (15)-day period. However if the Executive disputes the determination made by the Company's accounting firm, then the Executive shall give notice to the Company within such fifteen (15)-day period, and, within ten (10) days thereafter, the Company and the Executive shall mutually select a nationally recognized accounting firm (the "Second Firm") which shall make the aforesaid determination within ten (10) days after its selection. Such determination of the Gross-up Amount by the Second Firm shall be binding and conclusive on the parties. The Executive shall bear all costs and expenses of the Second Firm in the event that the determination of the Gross-up Amount by the Second Firm does not differ from the determination by the Company's accounting firm by more than twenty percent (20%); however, if such difference is greater than twenty percent (20%), then the Executive and the Company shall equally bear such costs and expenses.

          Section 4. EXCLUSIVITY. During the Employment Term, the Executive shall devote his full time to the business of CI.com and the Company, shall faithfully serve CI.com and the Company, shall in all respects conform to and comply with the lawful and reasonable directions and instructions given to him by the CEO and Board of Directors in accordance with the terms of this Agreement, shall use his reasonable best efforts to promote


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and serve the interests of CI.com and the Company and shall not engage in any other business activity, whether or not such activity shall be engaged in for pecuniary profit, except that the Executive may (i) participate in the activities of professional trade organizations related to the business of CI.com and the Company and (ii) engage in personal investing activities, PROVIDED that activities set forth in these clauses (i) and (ii), either singly or in the aggregate, do not interfere in any material respect with the services to be provided by the Executive hereunder.

          Section 5. REIMBURSEMENT FOR EXPENSES. The Executive is authorized to incur reasonable expenses in the discharge of the services to be performed hereunder, including expenses for travel, entertainment, lodging and similar items in accordance with the CI.com's expense reimbursement policy for senior executives (which is understood to be substantially equivalent to the policy in effect for the Company's senior executives), as the same may be modified by the CEO or the Board of Directors from time to time. The Company shall reimburse the Executive for all such proper expenses upon presentation by the Executive of itemized accounts of such expenditures in accordance with the financial policy of CI.com, as in effect from time to time.

          Section 6. TERMINATION.

          (a) DEATH. This Agreement shall automatically terminate upon the death of the Executive, and upon such event, the Executive's estate shall be entitled to receive the amounts specified in Section 3(b) above and 6(h) below as if termination had occurred Without Cause (as defined below).

          (b) DISABILITY. If the Executive is fully unable to perform the essential duties required of him under this Agreement, with or without accommodation, because of illness, incapacity, or physical or mental disability, this Agreement shall remain in full force and effect and the Company shall pay all compensation required to be paid to the Executive hereunder, unless the Executive is fully unable to perform the duties required of him under this Agreement for an aggregate of 180 days (whether or not consecutive) during any 12-month period during the Employment Term, in which event this Agreement (other than Sections 7, 8 and 12 hereof), including, but not limited to, the Company's obligations to pay any Salary or other compensation or to provide any privileges under this Agreement, shall terminate at the end of the 180 days of complete disability.

          (c) CAUSE. The Company may terminate the Executive's employment during the Employment Term with "Cause" as that term is defined below. In the event of termination pursuant to this


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Section 6(c) with Cause, the Company shall deliver to the Executive written notice setting forth the basis for such termination, which notice shall specifically set forth the nature of the Cause which is the reason for such termination. Termination of the Executive's employment hereunder shall be effective upon delivery of such notice of termination. For purposes of this Agreement, "Cause" shall mean: (i) the Executive's failure (except where due to a disability contemplated by Section 6(b) hereof), neglect or refusal to perform the essential duties of his position hereunder which failure, neglect or refusal shall not have been corrected by the Executive within 30 days of receipt by the Executive of written notice from the Company of such failure, neglect or refusal, which notice shall specifically and in detail set forth the nature of said failure, neglect or refusal; (ii) any willful or intentional act of the Executive that has the effect of injuring the reputation or business of the Company or its affiliates in any material respect; (iii) any continued or repeated absence from the Company, unless such absence is (A) approved or excused by the Board of Directors or (B) is the result of the Executive's illness, or incapacity (in which event the provisions of Section 6(b) hereof shall control); (iv) use of illegal drugs by the Executive or repeated drunkenness which drunkenness affects the Executive's ability to perform his duties hereunder; (v) conviction of the Executive for the commission of a felony; or (vi) the commission by the Executive of an act of fraud or embezzlement against the Company.

          (d) RESIGNATION. Unless otherwise provided in Section 6(f) below in the case of a termination of employment for Good Reason, the Executive shall have the right to terminate his employment at any time by giving notice of his resignation to the Company.

          (e) WITHOUT CAUSE. The Company may terminate the Executive's employment during the Employment Term "Without Cause", as that term is defined below, at any time by giving notice to the Executive. A termination of the Executive's employment "Without Cause" shall mean a termination initiated by the Company for any reason other than Cause or on account of a Disability. A termination Without Cause shall be effective immediately upon notice given by the Company to the Executive.

          (f) GOOD REASON. The Executive shall have the right to terminate his employment for Good Reason under the following circumstances: (i) the failure by the Company to pay to the Executive the Salary and Bonus, if any, in accordance with Sections 3(a) and 3(b) hereof; (ii) the failure of the Company to provide the benefits in accordance with Section 3(c) hereof; (iii) a material diminution in the Executive's responsibilities


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or authority; (iv) a requirement that the Executive relocate outside of the greater New York metropolitan area; or (v) the failure of any successor to all or substantially all of the business and/or assets of the Company to assume the Agreement; provided, however, that Good Reason shall not exist upon a termination of employment described in Section 6(b), (c), (d) or (e). The date of termination of the Executive's employment under this Section 6(f) shall be the date the Executive gives the Company written notice of a termination for Good Reason setting forth the basis for such termination.

          (g) CHANGE OF CONTROL. During the 90-day period following a Change of Control, the Executive shall have the right to immediately resign his employment. A Change of Control shall be deemed to have occurred:

               (i) upon the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), other than Warburg, Pincus Ventures, L.P., either directly or indirectly through one or more affiliated entities (collectively "Warburg"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company,
(B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or (C) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B), and (C) of subsection (iii) of this Section 6(g); or

               (ii) if individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or


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other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (iii) upon the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding (1) Warburg, (2) any corporation resulting from such Business Combination, or (3) any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (iv) upon the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          (h) PAYMENTS.

               (i) In the event that the Executive resigns or the Executive's employment hereunder terminates for Cause, the Company shall pay to the Executive all amounts accrued but unpaid hereunder through the date of termination in respect of Salary, unused vacation or unreimbursed expenses.


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               (ii) In the event (A) the Executive's employment hereunder is terminated by the Company Without Cause, (B) the Executive's employment hereunder is terminated by the Executive for Good Reason or (C) the Executive resigns within 90 days following a Change of Control pursuant to Section 6(g) hereof, in addition to the amounts specified in (i) above, the Executive shall continue to receive the Salary (less any applicable withholding or similar taxes) at the rate in effect hereunder on the date of such termination periodically, in accordance with the Company's prevailing payroll practices, for the greater of (x) the remainder of the Employment Term or (y) six (6) months from the effective date of the termination of employment (the "Severance Term") and the Executive (and/or his covered dependents) shall continue to receive any health or insurance benefits provided to him as of the date of such termination in accordance with Section 3(c) hereof during the Severance Term.

               (iii) In the event that the Company fails to renew the Employment Term by providing to the Executive a notice nonrenewal pursuant to Section 2 herein, in addition to the amounts specified in (i) above, the Executive shall continue to receive the Salary (less any applicable withholding or similar taxes) at the rate in effect hereunder on the date of the expiration of the Employment Term periodically, in accordance with the Company's prevailing payroll practices, for a period of four (4) months from the expiration date of the Employment Term (the "Nonrenewal Term") and the Executive (and/or his covered dependents) shall continue to receive any health or insurance benefits provided to him as of the date of such termination in accordance with Section 3(c) hereof during the Nonrenewal Term.

               (iv) Amounts owed by the Company in respect of the Salary or reimbursement for expenses under the provisions of Section 5 hereof shall, except as otherwise set forth in this Section 6(h), be paid promptly upon any termination. Upon any termination of this Agreement, all of the rights, privileges and duties of the Executive hereunder shall cease, except for his rights under this Section 6(h) and his obligations under Sections 7, 8 and 12 hereunder.

               (v) If the Executive secures employment, any consulting or other similar arrangement during the period that any payment is continuing to the Executive pursuant to the provisions of this Section 6(h), then the Company shall not have the right to reduce the amounts to be paid hereunder by the amount of the Executive's earnings from such other employment, consulting or other arrangement.

          Section 7. NON-DISCLOSURE, NON-INTERFERENCE AND INVENTIONS.


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          (a) NO COMPETING EMPLOYMENT. The Executive acknowledges that the agreements and covenants contained in this Section 7 are essential to protect the value of the Company's business and assets and by his current employment with the Company and its subsidiaries, the Executive has obtained and will obtain such knowledge, contacts, know-how, training and experience and there is a substantial probability that such knowledge, know-how, contacts, training and experience could be used to the substantial advantage of a competitor of the Company or its subsidiaries and to the Company's substantial detriment. Therefore, the Executive agrees that for the period commencing on the date of this Agreement and ending on the first anniversary of the termination of the Executive's employment hereunder (such period is hereinafter referred to as the "Restricted Period"), the Executive shall not engage, directly or indirectly, for himself or on behalf of any person or entity, in any business activities which directly compete with the intellectual property information business or intellectual property transactional business of the Company or any of its subsidiaries or which directly compete with any other business line of the Company or any subsidiary that the Executive becomes directly responsible for in the course of his employment hereunder; PROVIDED, HOWEVER, that the foregoing shall not preclude the Executive from owning less than 1% of the shares of a public company; and PROVIDED, FURTHER, that the foregoing restrictions do not encompass working for those who license their own intellectual property.

          (b) NONDISCLOSURE OF CONFIDENTIAL INFORMATION. The Executive, except in connection with his employment hereunder, shall not disclose to any person or entity or use, either during the Employment Term or at any time thereafter, any proprietary information not in the public domain or generally known in the industry, in any form, acquired by the Executive while employed by the Company or any predecessor to the Company's business or, if acquired following the Employment Term, such information which, to the Executive's knowledge, has been acquired, directly or indirectly, from any person or entity owing a duty of confidentiality to the Company or any of its subsidiaries or affiliates, relating to the Company, its subsidiaries or affiliates. The Executive agrees and acknowledges that all of such information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company, and upon termination of his employment with the Company, the Executive shall return to the Company the originals and all copies of any such information provided to or acquired by the Executive in connection with the performance of his duties for the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained and/or originated by the Executive during the course of his employment.


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          (c) NO INTERFERENCE. During the Restricted Period, the Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company), directly or indirectly solicit, endeavor to entice away from the Company or its subsidiaries, or otherwise directly interfere with the relationship of the Company or its subsidiaries with, any person who, to the knowledge of the Executive, is employed by or otherwise engaged to perform services for the Company or its subsidiaries (including, but not limited to, any independent sales representatives or organizations) or who is, or was within the then most recent twelve-month period, a customer or client, of the Company, its predecessors or any of its subsidiaries. The placement of any general classified or "help wanted" advertisements and/or general solicitations to the public at large shall not constitute a violation of this Section 7(c) unless the Executive's name is contained in such advertisements or solicitations.

          (d) INVENTIONS, ETC. The Executive hereby sells, transfers and assigns to the Company or to any person or entity designated by the Company all of the entire right, title and interest of the Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Executive, solely or jointly, during his employment by the Company which relate to methods, apparatus, designs, products, processes or devices, sold, leased, used or under consideration or development by the Company or any of its subsidiaries, or which otherwise relate to or pertain to the business, functions or operations of the Company or any of its subsidiaries or which arise from the efforts of the Executive during the course of his employment for the Company. The Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and the Executive shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be necessary or required of the Executive to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereof. Any invention relating to the business of the Company or any of its subsidiaries which is discovered, designed, implemented or developed by the Executive within one year following the termination of his employment with the Company shall be deemed to fall within the provisions of this paragraph unless proved to have been first conceived and made following such termination.


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          Section 8. INJUNCTIVE RELIEF. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in Section 7 hereof may result in material irreparable injury to the Company or its subsidiaries or affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction, without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach of
Section 7 hereof, restraining the Executive from engaging in activities prohibited by Section 7 hereof or such other relief as may be required specifically to enforce any of the covenants in Section 7 hereof.

          Section 9. REPRESENTATIONS AND WARRANTIES OF THE EXECUTIVE. The Executive represents and warrants to the Company as follows:

          (a) This Agreement, upon execution and delivery by the Executive, will be duly executed and delivered by the Executive and (assuming due execution and delivery hereof by the Company) will be the valid and binding obligation of the Executive enforceable against the Executive in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement nor the performance of this Agreement in accordance with its terms and conditions by the Executive (i) requires the approval or consent of any governmental body or of any other person or (ii) except as provided in the Ancillary Agreement, conflicts with or results in any breach or violation of, or constitutes (or with notice or lapse of time or both would constitute) a default under, any agreement, instrument, judgment, decree, order, statute, rule, permit or governmental regulation applicable to the Executive. Without limiting the generality of the foregoing, other than the provisions contained herein, except as provided in the Ancillary Agreement, the Executive is not a party to any non-competition, non-solicitation, no hire or similar agreement that restricts in any way the Executive's ability to engage in any business or to solicit or hire the employees of any person.

          The representations and warranties of the Executive contained in this
Section 9 shall survive the execution, delivery and performance of this Agreement.

          Section 10. SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the


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parties, including, but not limited to, the Executive's heirs and the personal representatives of the Executive's estate; PROVIDED, HOWEVER, that neither party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, the Company shall have the unrestricted right to assign this Agreement (subject to the Executive's rights hereunder) and to delegate all or any part of its obligations hereunder to any of its subsidiaries or affiliates, but in such event such assignee shall expressly assume all obligations of the Company hereunder and the Company shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

          Section 11. WAIVER AND AMENDMENTS. Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; PROVIDED, HOWEVER, that any such waiver, alteration, amendment or modification is consented to on the Company's behalf by the Board of Directors. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

          Section 12. VALIDITY, ENFORCEABILITY AND GOVERNING LAW. The Executive acknowledges and agrees that the covenants set forth in Section 7 hereof are reasonable and valid in geographical and temporal scope and in all other respects. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect. If any provision of this Agreement is held to be invalid, void or unenforceable in any jurisdiction, any court or arbitrator so holding shall substitute a valid, enforceable provision that preserves, to the maximum lawful extent, the terms and intent of such provisions of this Agreement. If any of the provisions of, or covenants contained in, this Agreement are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalidity or unenforceability in such other jurisdiction. Any such holding shall affect such provision of this Agreement, solely as to that jurisdiction, without rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope, either geographical or temporal, is considered excessive, such covenant will be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

          Section 13. NOTICES.

          (a) All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier or by registered or certified mail, postage prepaid:

               (i) if to the Executive, to the last known address of the Executive as contained on the books of the Company, or

               (ii) if to the Company, to Information Holdings, Inc., 2777 Summer Street, Stamford, CT, 06905, marked for the attention of the President, or at such other address as it may have furnished in writing to the Executive.

          (b) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

          Section 14. SECTION HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, affect the meaning or interpretation of this Agreement or of any term or provision hereof.

          Section 15. ENTIRE AGREEMENT. This Agreement and Exhibit A constitute the entire understanding and agreement of the parties hereto regarding the employment of the Executive. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement.

          Section 16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.


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

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            INFORMATION HOLDINGS INC.


                                            By:  /s/ MASON SLAINE
                                                 --------------------------
                                               Mason Slaine
                                               Chief Executive Officer





                                            By:  /s/ JAY NADLER
                                                 ---------------------------
                                               Jay Nadler


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